Exhibit 10.4

FORM OF LEAK-OUT AGREEMENT

This LEAK-OUT AGREEMENT (this “Agreement”) is entered into as of [●] 2024 by and among the following parties:

A.	Infinite Partner International Limited, a company organized and existing under the laws of British Virgin Islands (the “Leak-out Party”); and

B.	Trident Digital Tech Holdings Ltd, a company incorporated and existing under the laws of the Cayman Islands (the “Company”).

“Parties” shall mean the Leak-out Party and the Company, and “Party” shall be construed accordingly.

RECITALS

A.	WHEREAS, pursuant to the Share Purchase Agreement dated 22 January 2024 by and between the Leak-out Party and Tri Wealth Ltd (“Tri Wealth”), a company limited by shares incorporated in British Virgin Islands and wholly owned by Mr. Soon Huat Lim, the chairman of board of directors and chief executive officer of the Company, the Leak-out Party acquired 25,000,000 Class B ordinary shares, par value US$0.00001 per share, of the Company (the “Class B Ordinary Shares”) from Tri Wealth; and

B.	WHEREAS, the Company has filed a registration statement on Form F-1 (File No. 333-274857)(the “Registration Statement”) in connection with the public offering of American depositary shares (“ADSs”), each representing eight Class B Ordinary Shares of the Company (the “Offering”), which Registration Statement includes a separate prospectus for the registration for resale of 3,125,000 ADSs representing the 25,000,000 Class B Ordinary Shares held by the Leak-out Party (the “Registered ADSs”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the Parties agree as follows:

1.	LEAK-OUT AGREEMENT

1.1	The Leak-out Party agrees that, for a period of 60 days commencing from the date of the effective date of the Registration Statement (the “ Leak-Out Period”), it will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, 1,925,000 ADSs of the Registered ADSs (the “Leak-out ADSs”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Leak-out ADSs, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of the Leak-out ADSs or such other securities, in cash or otherwise; or (3) publicly disclose the intention to do any of the foregoing. For purposes herein, “Affiliate” means, with respect to any Person (which means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, governmental authority or other entity of any kind), any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended.

1.2	The Leak-out Party agrees that the foregoing restrictions preclude the Leak-out Party from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Leak-out ADSs even if such Leak-out ADSs would be disposed of by someone other than the Leak-out Party. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Leak-out ADSs or with respect to any security that includes, relates to, or derives any significant part of its value from such Leak-out ADSs.

1.3	Notwithstanding the restrictions set forth herein, following the date of the closing of the Offering, the Leak-out Party may sell a portion of its Leak-out ADSs during the Leak-Out Period if the following conditions are satisfied:

(a)	if (i) the Nasdaq official closing price of the ADSs (as reported on nasdaq.com) (the “NOCP”) equals or exceeds the price is 130% of the public offering price per ADS in the Offering (the “Public Offering Price”) for two (2) consecutive trading days and (ii) the average daily trading volume of the ADSs (as reported as the NLS Volume on nasdaq.com) (the “Trading Volume”) for the same two (2) consecutive trading days equals or exceeds 20,000 ADSs (the trading day on which condition (i) and (ii) in this subparagraph are satisfied, the “Condition Satisfaction Date”), then on and after the trading day following the Condition Satisfaction Date, the Leak-out Party may sell up to a number of ADSs equal to 50% of its Leak-out ADSs; and

(b)	if (i) the NOCP of the ADSs equals or exceeds the price is 160% of the Public Offering Price for two (2) consecutive trading days and (ii) the average Trading Volume of the ADSs for the same two (2) consecutive trading days equals or exceeds 20,000 ADSs (the trading day on which condition (i) and (ii) in this subparagraph are satisfied, the “Second Condition Satisfaction Date”), then on and after the trading day following the Second Condition Satisfaction Date, the Leak-out Party may sell up to an additional number of ADSs equal to 50% of its Leak-out ADSs.

1.4	For the avoidance of doubt, one tranche of the leak out need not be met before the other tranche takes effect. For example, if the NOCP of the ADSs for two (2) consecutive days equals or exceeds 160% of the Public Offering Price and the average Trading Volume for such two (2) days exceeds 20,000 ADSs, then all ADSs under this leak out are permitted to be sold without further restrictions or conditions.

1.5	In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of ADSs if such transfer would constitute a violation or breach of this Agreement.

2.	REPRESENTATIONS AND WARRANTIES OF LEAK-OUT PARTY

2.1	The Leak-out Party hereby represents and warrants that it has full power and authority to enter into this Agreement and that upon request, it will execute any additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the Leak-out Party shall be binding upon the successors and assigns of the Leak-out Party.

3.	MISCELLANEOUS.

3.1	Governing Law.

(c)	This Agreement shall be governed by, and construed and enforced in accordance with, the laws of Singapore, without reference to its conflict of laws principles.

(d)	The Parties agree to submit to the non-exclusive jurisdiction of the courts of Singapore.

3.2	Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties. No Party shall (nor shall it purport to) assign, transfer, charge or otherwise deal with all or any of its rights under this Agreement nor grant, declare or dispose of any right or interest in it without the prior written consent of the other Parties.

3.3	Entire Agreement. This Agreement, the Share Purchase Agreement and the schedules and exhibits hereto and thereto as applicable, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement between the Parties with regard to the subjects hereof and thereof and supersede any prior agreement (whether oral or written) relating to the transactions contemplated in this Agreement.

3.4	Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given: (a) when hand delivered to a Party; (b) when sent by email at the time the email is sent or (c) three (3) business days after deposit with an internationally reputable delivery service provider, postage prepaid, provided that the sending Party receives a confirmation of delivery from the delivery service provider.

To the Leak-out Party:	[●]

To the Company:	[●]

A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 3.4 by giving the other Parties written notice of the new address or number (as relevant) in the manner set forth above.

3.5	Effectiveness, Amendments and Waivers. This Agreement shall come into effect upon the closing of the Offering. This Agreement may be amended only with the prior written consent of the Parties.

3.6	Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party upon any breach or default of any other Party hereto under this Agreement, shall impair any such right, power or remedy of the aggrieved Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement or any waiver on the part of any Party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Parties shall be cumulative and not alternative.

3.7	Costs. Each Party shall bear its own legal and other costs and expenses of and incidental to the negotiation, preparation, execution and performance by it of this Agreement and all ancillary documents.

3.8	Titles and Subtitles. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

3.9	Counterparts; Reproductions; Electronic Signatures. This Agreement may be executed in any number of counterparts, and by each Party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. A facsimile, portable document file (PDF) or other reproduction of this Agreement may be executed by one or more Parties and delivered by such Party by facsimile, electronic mail or any similar electronic transmission pursuant to which the signature of or on behalf of such Party can be seen. Delivery of a counterpart of this Agreement by e-mail attachment or facsimile shall be an effective mode of delivery. The Parties agree that this Agreement may be executed by way of electronic signatures and the Parties agree that this Agreement, or any part thereof, shall not be denied legal effect, validity or enforceability solely on the ground that it is in the form of an electronic record. The Parties further agree that they shall not dispute the validity, accuracy, legal effectiveness or authenticity or enforceability of this Agreement merely on the basis that this Agreement is executed by way of electronic signatures, and that such electronic record shall be final and conclusive of the Parties' agreement of any relevant matter as set out herein.

3.10	Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement, the relevant provision shall have no effect in that respect and the Parties shall use all reasonable efforts to replace it in that respect with a valid and enforceable substitute provision the effect of which is as close to its intended effect as possible.

3.11	Third-party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 2001 (2020 Rev Ed), to enforce any term of, or enjoy any benefit under, this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

INFINITE PARTNER INTERNATIONAL LIMITED

By:
Name:
Title:

SIGNATURE PAGE TO LEAK-OUT AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

Trident Digital Tech Holdings Ltd

By:
Name:
Title:

SIGNATURE PAGE TO LEAK-OUT AGREEMENT